EXHIBIT 99.2

Q4 Fiscal 2004 Helen of Troy Earnings Conference CallMay
13, 2004 11:00 a.m. ET

CORPORATE PARTICIPANTS

Gerald Rubin
Helen of Troy — Chairman, President and CEO

Christopher CaramerosHelen
of Troy — Executive Vice President

Robert SpearHelen
of Troy — Senior VP, CIO

Thomas BensonHelen
of Troy — Sr. VP, CFO

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CONFERENCE CALL PARTICIPANTS

Mimi SokolowskiSidoti
& Company

Justin BoisseauGates
Capital Management

Gary GiblinParadigm
Capital

Steve FriedmanWachovia
Securities

Nat KelloggBrait
Specialized Funds

Mike CarlottiPalmeyer

Richard FriaryDelphi
Management

PRESENTATION

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Operator

Good morning, and welcome ladies and gentlemen to the Helen of Troy fourth quarter earnings conference call for fiscal 2004. At this time I would like to inform you that all participants are in a listen only mode. At the request of the company, we will open up the conference for questions and answers after the presentation.

Our speakers for this morning’s conference call are Joe Rubin, Chairman, Chief Executive Officer and President; Christopher Carameros, Executive Vice President; Thomas Benson, Senior Vice President and Chief Financial Officer; and Robert Spear, Senior Vice President and Chief Information Officer. I will now turn the conference over to Robert Spear. Please go ahead, sir.

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Robert Spear — Helen of Troy, Sr. VP, CIO

Good morning everyone, and welcome to Helen of Troy’s fourth quarter and fiscal year 2004 conference call. The agenda for this morning’s conference call is as follows: we’ll have a brief forward-looking statement review followed by Mr. Rubin who will discuss our fourth quarter and year end earning release and related results of operation for Helen of Troy, followed by a financial review of our income statement and balance sheet for the quarter by Tom Benson, our Chief Financial Officer; and finally, we’ll open up for a question and answer session for those of you with any further questions.

First, the safe harbor statement. This conference call may contain certain forward-looking statements that are based on management’s current expectation with respect to future events for the financial performance. A number of risks or uncertainties could cause actual results to differ materially from historical or anticipated results. [Unintelligible] the words anticipates, believes, expects and other similar words identify forward-looking statements. The company cautions listeners to not place undue reliance on forward-looking statements. Forward-looking statements are subject to risks that could cause such statements to differ materially from actual results. Factors that could cause actual results to differ from those anticipated or described in the company’s Form 10K filed with the Securities and Exchange Commission for the fiscal year ended February 28, 2003 and Form 10K for the quarters ended May 31 and August 31, 2003.

Before I turn the conference over to our Chairman, Mr. Rubin, I would like to inform all parties that a copy of today’s earnings release has been posted to our website at www.hotus.com. The release can be accessed by selecting the Investor Relations tab on the home page and then the News tab. I will now turn the conference over to Mr. Gerald Rubin, Chairman, CEO and President of Helen of Troy.

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Gerald Rubin — Helen of Troy — Chairman, President and CEO

Thank you, Bob, and good morning everybody and welcome to our fourth quarter conference call. Helen of Troy today reported record sales and earnings for the fourth quarter and fiscal year ended February 29, 2004. Fourth quarter sales from continuing operations increased 26% to $113 million from $89,657,000 in the same period of the prior year. Net earnings from continuing operations for the quarter was 16,300,000 or 50 cents per diluted share compared with $8-1/2 million or 29 cents per diluted share for the same period a year earlier, an increase of 92% in net earnings from continuing operations. Net loss for the quarter from discontinued operations including goodwill impairment was $8,780,000 or 27 cents per diluted share compared with a loss of $2 million or seven cents per diluted share for the same period in the prior year. Net earnings for the fourth quarter was $7,500,000 or 23 cents per diluted share versus 6-1/2 million or 22 cents per diluted share for the year earlier, an increase in net earnings of 16%.

For the full year, the net sales from continuing operations increased 25% to 475 million from 380 million in the prior year. Full year net earnings from continuing operations was 71,562,000 or $2.29 per diluted share compared with $38 million or $1.28 per diluted share for the prior year, a net increase from continuing operations of 89%. Full year net loss from the discontinued operations, including goodwill impairment, was $11 million or 35 cents per diluted share versus net earnings of 924,000 or three cents per diluted share a year ago. net earnings for the year was 60,522,000 or $1.94 per diluted share compared with 38,716,000 or $1.31 per diluted share in the prior year, an increase in net earnings for the year of 56%. The current and prior year period continuing operation results have been restated to reflect the discontinued operation due to the sale of Tactica, International effective April 29th of this year.

We have just completed another record fourth quarter and fiscal year in sales and earnings, and we anticipate another record year in fiscal 2005. The categories leading the sales increases for the year include personal care appliances under our Revlon, Vidal Sassoon, Dr. Scholl’s and Sunbeam trade names; our international product sales; our professional sales led by the Wigo and Hot Tools brand and our line of grooming, skin and hair care products which were led by Brute.

Helen of Troy continues to have a strong balance sheet with cash of over $53 million of stockholders’ equity, up $350 million, which represents an increase of $61 million in shareholders’ equity from the comparable period last year.

Inventory at the year end was $104 million, which represented a decline of $10 million or eight percent from the last quarter. Year to year, our inventory increased only four percent while our sales increased 25%. We increased our sales over $100 million and our inventory only $4 million.

As previously announced, we have entered into a definitive agreement to acquire the OXO International business and expect the transaction to close during the fiscal second quarter. OXO International is a world leader of providing innovative consumer products in a variety of product areas. OXO offers approximately 500 consumer product tools in several categories including kitchen, cleaning, barbecue, bar ware, garden, automotive, storage and organization. OXO also has strong customer relations with leading specialty and department stores, retailers. Each year approximately 50 innovative products are introduced through OXO Good Grips, OXO Steel, OXO Good Grips eye series and the OXO Softwares product lines. We’re very excited about bringing the OXO brand name and its dedicated employees into Helen of Troy. OXO is a world class business with excellent leadership with significant potential for growth both domestically and internationally. We are pleased that Alex Lee [sp], the President of OXO International and his talented management team will be joining our Helen of Troy family.

We have increased our earnings per share guidance for fiscal 2005 to $2.50 to $2.70 from previously reported $2.30 to $2.40 on sales of 575 million to 600 million. Our expectations for the first quarter of fiscal 2005 or for sales in the range of 98 to 106 million versus the prior year sales of $91 million, an increase of eight to 16 percent. Diluted earnings per share for the fiscal first quarter are anticipated to be in the range of 42 to 45 cents per diluted share, an increase of two to 10 percent from prior year’s continuing operation earnings per diluted share of 41 cents which excludes a one time gain for the settlement of litigation in the prior year’s first quarter.

Our four year goal for Helen of Troy is $4 of earnings per share.

I now would like to thank all the employees at Helen of Troy worldwide for the terrific performance we had last year. Increasing earnings before income tax 77% from 48 million to 570,000 to $86 million, an increase of over $37-1/2 and a sales increase of 25% for approximately $100 million was due to the hard work and dedication of everyone at Helen of Troy, and I personally thank each one of them for their efforts.

I now would like to turn over the floor to Tom Benson, our CFO, who will give you the financial highlights.

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Thomas Benson — Helen of Troy — Sr. VP, CFO

Thank you, Jerry, and good morning everyone. First I will talk about the fourth quarter results. Then I will make some comments on the full fiscal year and then some comments on our financial position.

As a result of our decision to evaluate strategic alternatives for our investment in Tactica and subsequent sale on April 29, 2004, we have reclassified our financial reporting to reflect Tactica’s results as a discontinued operation. Thus, sales and operating income information will not include the discontinued operation.

We’re all very pleased with our operating performance for the fourth quarter as well as the entire year, exclusive of Tactica. Fourth quarter sales increased 26%. Quarter four 2004 sales were 112,911,000 compared to quarter four 2003 of 89,657,000. That represents an increase of 23,254,000, 26%. However, more importantly our net earnings from continuing operations increased 92%. Net earnings from continuing operations in quarter four 2004 were 16,298,000 compared to quarter four 2003, 8,484,000, an increase of 7,814,000, a 92% increase.

Net earnings from discontinued segment was a net loss of 8,780,000 in quarter four 2004 compared to a net loss of 2,026,000 in quarter four 2003. Net earnings grew by 16%. Net earnings for quarter four 2004, 7,518,000 compared to quarter four 2003, 6,458,000. That represents an increase of 1,060,000, 16%. Most notably is an improvement in operating income. Operating income for fourth quarter 2004, 20,286,000 compared to 12,780,000 in 2000 the prior year. This represents an increase of 7.5 million or 59%.

Operating income was 17.9% of net sales in quarter four 2004 compared to 14.3% of net sales in quarter four 2003. Key to improved performance is higher sales, better margin, favorable currency rates and the benefits of leveraging our internal costs.

Diluted earnings per share from continuing operations increased 72% to 50 cents compared to 29 cents in quarter four 2003. Diluted earnings per share after discontinued operations increased five percent to 23 cents.

I’ll give a little more detail on our net sales. The company’s net sales in quarter four, exclusive of Tactica, were up 23.3 million, 26% as mentioned earlier. By segment, our North American sales had in quarter four, 2004, had sales of 98.7 million compared to 81.7 million in quarter four 2003. It’s a $17 million increases, 21% increase.

International had quarter four 2004 sales of 14.2 million compared to 8 million in quarter four 2003. That represents a $16.2 million increase, 78%. As I mentioned earlier, overall our sales were up 26% for the fourth quarter.

Next, I’d like to report on our core sales, which I am defining as sales not including acquisitions that were not in the prior comparable period. For the fourth quarter, core sales do not include the Brute acquisition that closed in September 2003. Core sales in North America for quarter four 2004 were 91.7 million compared to 81.7 million in quarter four 2003, a $10 million increase, which is a 12% increase. Our international area core sales were 12.2 million in quarter four 2004 compared to 8 million in quarter four 2003, a 4.2 million increase of 53% increase. Overall, core sales in the fourth quarter grew 16%. The growth in the company’s core North American sales is due to increased sales of Vidal Sassoon, Dr. Scholl’s, Revlon, Hot Tools and Wigo branded line of products sold to retailers in the professional distribution channel.

Increased sales in our international segment were a result of increases in the United Kingdom, France, Brazil and other international regions. Also contributing to the international growth has been strengthening of the British pound and the euro. Sales in our international segment are growing at a faster percentage rate than North America but not as great in dollars due to the smaller base. International sales were 13% of total net sales for quarter four 2004 compared to 9% in quarter four 2003.

Gross profit for the fourth quarter, fourth quarter 2004 was 51.3 million, a gross profit rate of 45.4% compared to the gross profit of 38.2 million in the fourth quarter of 2003, which was a rate of 42.6%. Gross profit margins are up due to lower production costs, the mix of our sales more profitable, newly introduced products with enhanced features, and the benefit of the strengthening of foreign currencies against the U.S. dollar.

A few comments on SG&A expense for the fourth quarter, SG&A expense decreased as a percentage of sales. Quarter four 2004, SG&A expense was 31 million, 27.5% of net sales compared to 25.4 million, 28.3% in the prior year fourth quarter. Royalty costs as a percent of net sales is falling due to renewing royalty agreements on more favorable terms. The benefit of pre-paying minimum royalties and an increase in sales of branded products of which we own the brand and thus do not pay royalty payments.

Outbound freight costs continue to increase mostly due to higher fuel cost. The increased transportation costs were offset by lower warehouse costs as a result of doing more warehousing in-house instead of third party providers. As I stated earlier, our operating income improved to 17.9% of sales compared to 14.3% last year.

Our income tax expense for the fourth quarter, the effective income tax rate was 14.7% in quarter four 2004 compared to 28.3% in quarter four 2003. This is due to our expanding international operations in corporate organizational structure, a larger percentage of our taxable income is being earned in lower taxing jurisdictions.

Now some comments on the full fiscal year 2004. Net sales for fiscal 2004 increased 25%. Fiscal 2004 sales were 475 million compared to 380 million, an increase of 95 million or 25%. Core sales increased 54 million, which is a 14% increase. Net earnings from continuing operations increased 89%. Fiscal 2004 we had 71.6 million of net earnings from continuing operations compared to 37.8 million in fiscal 2003. This is an increase of 33.8 million or 89%. Diluted earnings per share from continuing operations increased 79% to $2.29 per diluted share. Diluted earnings per share after discontinued operations increased 48% to $1.94 per diluted share. Helen of Troy’s stock price increased $16.04 during fiscal 2004. It started the year March 1, 2003 at $13.09 and ended the year February 29, 2004 at $29.13. This represents a gain of 123% in the stock price during the fiscal year.

A few comments on our financial position. Our financial position continues to remain strong. During fiscal 2004 we generated 70 million of cash from operating activities and closed the year with 53 million cash in the bank compared to 47 million at the end of fiscal 2003.

We purchased the Brute brand for 55 million during the year and spent 10 million pre-paying license renewals and future minimum royalty obligations. Accounts receivable increased 27% year-over-year and inventory increased 3% on a sales increase of 25%. We have no revolver debt outstanding at the end of the fiscal year. Our shareholders’ equity increased $61 million to $350 million.

We are very pleased with our results. I will now turn it over to Gerry for some additional comments.

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Gerald Rubin — Helen of Troy — Chairman, President and CEO

Thank you, Tom. I'd like now to turn the floor over to the operator for questions.

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Operator

Thank you. The question and answer session will begin at this time. If you are using a speaker phone, please pick up the handset before pressing any numbers. If you have a question, please press the star, one on your push button telephone. If you wish to withdraw that question, please press the star, two. Your question will be taken in the order that it is received. Please stand by for your first question. Our first question comes from Mimi Sokolowski from Sidoti & Company. Please state your question.

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Mimi Sokolowski — Sidoti & Company

Gerry, I don’t know if you’re able to disclose at this time, but can you provide us with a little bit more information on OXO, like their sales in calendar 2003, perhaps their margins?

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Gerald Rubin — Helen of Troy — Chairman, President and CEO

Well, as we disclosed, we’re anticipating sales of a minimum of $100 million, and that was in the last press release. Our profits are similar to our hair and skin care division, which are very good margins.

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Mimi Sokolowski — Sidoti & Company

Okay.     Can you tell me how you’re going to finance this?

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Thomas Benson — Helen of Troy — Sr. VP, CFO

This is Tom Benson. Currently we’re working on different financing alternatives and they have not yet been finalized. When we have it finalized we’ll provide some information.

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Mimi Sokolowski — Sidoti & Company

Okay.     So is it too soon to tell how the balance sheet is going to look over the course of FO5 or interest payments during the course of the year?

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Thomas Benson — Helen of Troy — Sr. VP, CFO

We’re working on financing it with some borrowed funds and we also have some available cash.

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Mimi Sokolowski — Sidoti & Company

Okay.     I have one or two other questions if you’d just bear with me here for a second. Are you holding any Tactica and [unintelligible] currently, or has that been cleared out?

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Thomas Benson — Helen of Troy — Sr. VP, CFO

Are we holding any inventory? No. Everything was closed out in the sale or sold back to the shareholders of Tactica on the date that we sold it.

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Mimi Sokolowski — Sidoti & Company

Okay.     And lastly, maybe I should take this off line, but are you able to provide the quarterly EPS results from FO4 from continuing operations only?

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Thomas Benson — Helen of Troy — Sr. VP, CFO

This is Tom Benson. We’re going to have our 10K; that’s going to be out tomorrow and all that information is in there. We have a five year look back that gives the yearly and we have a chart for fiscal ‘04 that gives quarterly information.

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Mimi Sokolowski — Sidoti & Company

Perfect.     Thank you on that. And lastly, can you break out the percentage of revenue for the full year derived from Wal-Mart?

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Thomas Benson — Helen of Troy — Sr. VP, CFO

It's in our 10K. I think-- percent, I believe it is.

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Mimi Sokolowski — Sidoti & Company

Twenty-nine percent. Okay, that's it. Thank you very much.

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Operator

Thank you. Our next question comes from Justin Boissaeu from Gates Capital Management. Please state your question.

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Justin Boisseau — Gates Capital Management

Yeah, I was wondering when you gave the core growth rates, did that include any foreign exchange rate currency changes in the international business?

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Gerald Rubin — Helen of Troy — Chairman, President and CEO

Yes, it does.

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Justin Boisseau — Gates Capital Management

Can you tell us how much of that core growth was from the FX?

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Gerald Rubin — Helen of Troy — Chairman, President and CEO

For the fourth quarter, we had foreign exchange improvement — I need to get the number here — it’s approximately 1.2 million in the fourth quarter and for the year it was about $4-1/2 million.

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Justin Boisseau — Gates Capital Management

Okay.     And I think the rest of my questions were just financial questions I can get from the K tomorrow. So that’s it. Thanks.

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Gerald Rubin — Helen of Troy — Chairman, President and CEO

I just wanted to answer or correct Mimi’s question about sales to Wal-Mart stores. Last year they accounted for 28% of our sales versus 29% the year before and 29% the previous year.

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Operator

Thank you. Our next question comes from Gary Giblin from Paradigm Capital. Please state your question.

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Gary Giblin — Paradigm Capital

Yes, hi, good morning, Gerry. Just trying to understand, the first fiscal quarter guidance looks substantially lower than at least the estimate that’s out there. I fully understand that you guys don’t give — you know, you hadn’t guided to very specific quarterly numbers, but certainly it seems to be that that quarter is light compared to your expectations for the year. So what are the factors driving that quarter to look less favorable than the total year does?

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Gerald Rubin — Helen of Troy — Chairman, President and CEO

Gary, as you know, we always try to be on the conservative end. The worst thing that we want to do is ever to miss our numbers. So if you go back over the last few years you know that what we give out and what happens are always good results. Also, there is, because of the share price moving up, there will be the weighted average amount of shares will be somewhere between 32-1/2 million to 33 million shares outstanding. That should be factored in also. We finished the year, as you saw in the report for the third quarter, was 32,315,000 and it will be up slightly for the first quarter. But we’ve already reported the fourth quarter in our earnings report today are 18,315,000 shares.

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Gary Giblin — Paradigm Capital

Right.     Okay. Then a couple other questions. The dollar stores have had weak sales recently. So what percent of your sales are to dollar stores, and would you find that those sales, if they’re not happening there, they’re just happening at Wal-Mart anyway?

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Gerald Rubin — Helen of Troy — Chairman, President and CEO

Yeah, our sales to the dollar sales are not significant. They’re probably in one percent plus or so.

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Gary Giblin — Paradigm Capital

Oh, okay. That’s really small. Okay. Then finally, I know that Applica [sp] is a different company and you’ve made that very clear in the past, but it looks like some of the things that caused their challenging quarter might play, at least might be management challenges here at Helen of Troy, and maybe we’re dealing with a different kind of management, but in other words, they cited a cost we use on raw materials and inbound freight. So can you just address those as it applies to Helen of Troy?

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Gerald Rubin — Helen of Troy — Chairman, President and CEO

Well, you know, Applica and Helen of Troy are certainly operating in different arenas. We do not compete with them in any categories, so I can’t comment on what’s going on in their business; I can just tell you that everything is very positive. We’re expecting record earnings. We’ve already estimated 250 to 270 for the year, up from this year’s 229. So we’re expecting a good year.

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Gary Giblin — Paradigm Capital

I mean, do you have any pressures or things at least you have to manage vigorously against on in terms of raw material or inbound freight costs going up?

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Gerald Rubin — Helen of Troy — Chairman, President and CEO

No.     I think the only thing on inbound freight, basically stable with just a fuel charge that’s added on and that’s been going on for the last year.

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Gary Giblin — Paradigm Capital

Okay, great. Good results. Thank you.

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Operator

Thank you. We do have a follow-up coming from Mimi. Please state your follow-up.

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Mimi Sokolowski — Sidoti & Company

Sure.     I wanted to know — Tom, this is probably a question for you. What tax rate should I assume going forward?

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Thomas Benson — Helen of Troy — Sr. VP, CFO

I think in the range of 16 to 18 percent, and I think what you need to do is kind of look at it on more of an annual basis than necessarily the quarterly basis. We have some ups and downs throughout the quarters.

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Mimi Sokolowski — Sidoti & Company

Okay.     And what’s going to impact that? Is there a seasonality associated with the international segment that’s different?

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Thomas Benson — Helen of Troy — Sr. VP, CFO

Yeah, I think there’s some seasonality associated with it. What we do is we continue to refine our tax provisions as the year goes on as we get more clarity on exactly where we’re going to be.

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Mimi Sokolowski — Sidoti & Company

Okay.     And has there been any sort of feedback from the regulators recently regarding off shore incorporation? Can you comment on that at all?

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Christopher Carameros — Helen of Troy — Executive Vice President

This is Chris. Yeah. We always have continuing legislation, but nothing really has gone through. We monitor that pretty closely, but there’s really nothing at this point in time that would affect us that negatively. You just don’t know what’s going to happen, but we watched that pretty regularly. I think we’re okay.

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Mimi Sokolowski — Sidoti & Company

Okay.     And then the last question, Gerry, it’s for you. I know you’ve stated in the past what you think Helen of Troy can accomplish on an operating margin. Can you provide an update with that, perhaps a range over the next year or so?

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Gerald Rubin — Helen of Troy — Chairman, President and CEO

Well, we ended this year at 18%. We’re not looking for any deterioration there in operating income at [unintelligible]. We hope it’s going to improve. So we’re up to 18% now operating income and hopefully it will get better over the quarters.

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Mimi Sokolowski — Sidoti & Company

Okay.     Thank you.

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Operator

Thank you. Our next question comes from Steve Friedman from Wachovia Securities. Please state your question.

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Steve Friedman — Wachovia Securities

Good morning, Gerry, Tom, Chris and Bob. I just have a question regarding the sale on Tactica. You stated I think in the advanced guidance and release of the sale that there would be some tax refunds that were part of the sale or carry forwards.

Could you expand just a bit on that?

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Christopher Carameros — Helen of Troy — Executive Vice President

This is Chris Carameros. As we announced on the sale, we are going to get some refunds, and those refunds will be forthcoming in the next three to six months. Again, that was part of the consideration that we have due to the losses that we had, and as we told you in the past, Tactica did not join our consolidated tax return. So that will be able for us to be able to file and get back and we should get that money back in three to six months.

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Steve Friedman — Wachovia Securities

Thank you. Fine results.

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Operator

Thank you. Our next question comes from Nat Kellogg from Brait Specialized Funds. Please state your question.

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Nat Kellogg — Brait Specialized Funds

Good morning, guys. Nice quarter. Just two quick questions. First was if you could just refresh my memory and tell me what the components of the other income are on the income statement? Then the second one was you guys mentioned that there was a goodwill write down in tax cut. Can you provide sort of what that number was?

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Thomas Benson — Helen of Troy — Sr. VP, CFO

This is Tom Benson. The other income on the income statement is made up of interest income, it’s made up of some gains on some securities we hold. It was also made up in the first quarter of last year we had a litigation settlement. And I’m sorry, the second question was?

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Nat Kellogg — Brait Specialized Funds

Yeah, you guys mentioned in the press release that you guys took a goodwill write down on the type you can get when you sold off the tax. I was just wondering if you could the number value what that was?

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Thomas Benson — Helen of Troy — Sr. VP, CFO

Yeah, the goodwill write down after taxes was $3.7 million.

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Nat Kellogg — Brait Specialized Funds

Okay, great. Thanks very much.

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Operator

Thank you. Our next question comes from Mike Carlotti from Palmeyer. Please state your question.

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Mike Carlotti — Palmeyer

Hi.     Good morning. Just a quick question on the FX. You said it was a benefit to the gross margin line as well. Would the 1.2 million that hit the sales line in the fourth quarter, did that all flow down the gross margin? Was there [inaudible] less than that?

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Thomas Benson — Helen of Troy — Sr. VP, CFO

This is Tom Benson. It hit the sales line and went down to the gross margin. Almost all of our cost of goods sold are priced in U.S. dollars.

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Mike Carlotti — Palmeyer

Okay.     So the 1.2 hit the gross profit line as well?

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Thomas Benson — Helen of Troy — Sr. VP, CFO

Right.

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Mike Carlotti — Palmeyer

Okay.     Then on the Tactica sale, other than the tax refunds that you’re going to get, are you going to get any cash consideration as well?

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Thomas Benson — Helen of Troy — Sr. VP, CFO

As far as the cash consideration, that’s it.

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Mike Carlotti — Palmeyer

That’s it; okay. Thank you.

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Operator

Thank you. Our next question comes from Richard Friary from Delphi Management. Please state your question.

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Richard Friary — Delphi Management

Yeah, good morning. I was just looking over this OXO acquisition. I’m wondering if you’ve got plans to do any other acquisitions that have similar characteristics to it or if this is the end of this for now?

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Gerald Rubin — Helen of Troy — Chairman, President and CEO

You know, Richard, we’re always looking for acquisitions that meet our criteria. OXO happened to certainly meet our criteria. As many of you know, I tried to buy it five years ago when it was owned by General Housewares, and we were out bidded that time and then it has come up for sale over the last few months. But it meets all our criteria that we look for and the way we run our business and the products that they sell.

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Richard Friary — Delphi Management

Sure.     I mean, it looks like the product line is a little bit different from what you had initially though, and I’m wondering if there are other product lines?

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Gerald Rubin — Helen of Troy — Chairman, President and CEO

Well, you know it’s sourced in the Orient, it has a major brand, it has top quality merchandise, it sold to the same retailers that we sell to. So distribution is very, very similar. So we are looking at companies, but they have to match up with what our criteria are.

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Richard Friary — Delphi Management

All right. And you gave in the press release, you said Revlon, Vidal Sassoon, Dr. Scholl’s, etc. were selling well. Is there any particular products that we’re selling better than others, or were sales strong across the board?

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Gerald Rubin — Helen of Troy — Chairman, President and CEO

Well, sales are basically strong across the board. You know, personal care has been very, very strong for us.

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Richard Friary — Delphi Management

Thank you very much.

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Operator

Thank you. We do have a follow-up coming from Mike Carlotti. Please state your follow-up.

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Mike Carlotti — Palmeyer

Yeah, actually, on the Brute acquisition when you made that acquisition, you said that it would probably contribute 20 to 24 cents of EPS, I believe in this year coming up. Has that changed at all? And how much did it contribute in your last calendar year or fiscal year?

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Christopher Carameros — Helen of Troy — Executive Vice President

This is Chris Carameros speaking. It’s online, exactly what we thought it was going to be. We look for some improvements in the third quarter. We’re going to reintroduce some great gift packs and things that haven’t been done in the past, but it’s in line with what we had. As far as last quarter, we actually closed on it in October of this last year, and those results are pretty much just extrapolated off the quarter. So you can just extrapolate those numbers off the annual appreciation of 20, 24 cents.

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Mike Carlotti — Palmeyer

Okay, good. This will probably be in the K, but what were the Tactica sales from the fourth quarter?

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Christopher Carameros — Helen of Troy — Executive Vice President

Pursuant to our sales agreement and information we have, we’re not disclosing all that information.

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Mike Carlotti — Palmeyer

I see. Okay.

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Operator

If there are no further questions, I will now turn the conference back to Gerald Rubin to conclude.

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Gerald Rubin — Helen of Troy — Chairman, President and CEO

I want to thank everybody for participating in our fourth quarter and year end conference call, and I look forward to speaking to you at the end of our first quarter, which we’ll also hold a conference call. Thank you very much again.

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Operator

Ladies and gentlemen, if you wish to access the replay for this call, you may do so by dialing 1-800-428-6051 or 973-709-2089 with an ID number of 352630. This concludes our conference for today. Thank you all for participating and have a nice day. All parties may now disconnect.

END